$1,000,000

                                 LOAN AGREEMENT

                                 by and between

                            URBAN COOL NETWORK, INC.,

                                  as Borrower,

                                       and

                         THE ELITE FUNDING GROUP, INC.,

                                    as Lender

                          Dated as of November 23, 1999

                                TABLE OF CONTENTS
                                                                            Page

SECTION 1.          AMOUNT AND TERMS OF THE CREDIT............................1
         1.1        Recitals; Commitment......................................1
         1.2        Procedure for Borrowing...................................1
         1.3        Notes.....................................................1
         1.4        Interest..................................................2
         1.5        Warrants..................................................2
         1.6        Maturity Date.............................................2
         1.7        Prepayments...............................................2
         1.8        Security..................................................3
         1.9        Default Rate Of Interest..................................3
         1.10       Form and Terms of Payment.................................3

SECTION 2.          REPRESENTATIONS AND WARRANTIES............................4
         2.1        Organization, Standing, etc. of the Borrower..............4
         2.2        Subsidiaries..............................................4
         2.3        Qualification.............................................4
         2.4        Financial Information; Disclosure; Projections etc........4
         2.5        Licenses; Permits; Franchises, etc........................5
         2.6        Material Agreements.......................................5
         2.7        Tax Returns and Payments..................................5
         2.8        Indebtedness; Liens and Investments; etc..................6
         2.9        Real Estate Owned and Leased; Title to
                      Properties; Liens.......................................6
         2.10       Litigation; etc...........................................6
         2.11       Authorization; Enforceability Compliance with
                      Other Instruments.......................................6
         2.12       Governmental and Other Third Party Consents...............7
         2.13       Employee Retirement Income Security Act of 1974...........7
         2.14       Ownership of Borrower; Outstanding Options or Warrants....7
         2.15       Environmental Matters.....................................7
         2.16       Intellectual Property.....................................8
         2.17       Chief Executive Offices Principal Place of
                      Business; Real Property Owned or Leased.................8
         2.18       Trade and Other Names.....................................9
         2.19       Securities Laws...........................................9
         2.20       Security Agreement........................................9
         2.21       Depository and Other Accounts.............................9
         2.22       Insurance Policies........................................9
         2.23       Employment and Labor Agreements...........................9
         2.24       Year 2000 Issues..........................................9
         2.25       Initial Public Offering..................................10


                                      (i)

                                                                            Page
SECTION 3.          CONDITIONS OF CLOSING/LENDING............................11
         3.1        Conditions Precedent to Closing and to the
                      Initial Advance. ......................................11
         3.2        Conditions Precedent to Making Additional Advances.......12
         3.3        No Default; Representations and Warranties, etc..........12

SECTION 4.          AFFIRMATIVE COVENANTS....................................12
         4.1        Financial Statements; Field Audits etc...................13
         4.2        Legal Existence; Licenses; Compliance with Laws..........15
         4.3        Insurance................................................16
         4.4        Payment of Taxes.........................................17
         4.5        Payment of Other Indebtedness, etc.......................17
         4.6        Further Assurances.......................................17
         4.7        Communication with Accountants...........................17
         4.8        Management...............................................17
         4.9        Real Estate..............................................18
         4.10       Compliance with ERISA....................................18
         4.11       Filing of the Registration Statement.....................18

SECTION 5.          NEGATIVE COVENANTS.......................................18
         5.1        Indebtedness.............................................18
         5.2        Liens, etc...............................................19
         5.3        Loans, Guarantees and Investments........................19
         5.4        Collection Policies and Procedures.......................19
         5.5        Restricted Payments......................................19
         5.6        Capital Expenditures.....................................20
         5.7        Subsidiaries, Mergers and Consolidations;
                      Changes in Business                                    20
         5.8        Sale of Assets...........................................20
         5.9        Leases...................................................20
         5.10       Compliance with ERISA....................................21
         5.11       Transactions with Affiliates.............................21
         5.12       Observance of Subordination Provisions, etc..............21
         5.13       Environmental Liabilities................................21
         5.14       Fiscal Year..............................................21
         5.15       Agreed Upon Accounting Procedures........................21
         5.16       Permitted Acquisitions; Conditions Precedent.............21

SECTION 6.          DEFAULTS; REMEDIES.......................................22
         6.1        Events of Default; Acceleration..........................22
         6.2        Remedies on Default, etc.................................24

                                      (ii)

                                                                            Page

SECTION 7.          DEFINITIONS; CERTAIN RULES OF CONSTRUCTION................25

SECTION 8.          SETOFFS...................................................29

SECTION 9.          EXPENSES; INDEMNIFICATION.................................29

SECTION 10.         AMENDMENTS AND WAIVERS, ETC...............................30

SECTION 11.         ASSIGNMENT AND PARTICIPATION..............................31
         11.1       Counterparts, etc.........................................31
         11.2       New Notes.................................................31
         11.3       Participation.............................................31
         11.4       Miscellaneous Assignment Provisions.......................31

SECTION 12.         JURISDICTION; WAIVER OF JURY TRIAL........................32

SECTION 13.         MISCELLANEOUS.............................................32
         13.1       Notices, etc..............................................32
         13.2       Calculations, etc.........................................33
         13.3       Governmental Approval.....................................33
         13.4       Survival of Agreements, etc...............................33
         13.5       Counterparts, etc.........................................34
         13.6       Entire Agreement, etc.....................................34
         13.7       Governing Law, etc.; Construction.........................34


                             SCHEDULES AND EXHIBITS

Exhibit A - Form of Notice

Exhibit B - Compliance Certificate

Exhibit C - Note

Exhibit D - Opinion of Silverman, Collura & Chernis, P.C.

Schedule 1.2      - Additional Advances

Schedule 2.2      - Subsidiaries

Schedule 2.4      - Financial Statements; Disclosure, etc.

Schedule 2.5      - Licenses; Permits; Franchises; etc.

Schedule 2.6      - Material Agreements

                                     (iii)

Schedule 2.8      - Indebtedness; Liens and Investments; etc.

Schedule 2.9      - Real Estate Owned and Leased

Schedule 2.10     - Litigation; etc.

Schedule 2.13     - ERISA

Schedule 2.14     - Ownership of the Borrower; Outstanding Options or Warrants

Schedule 2.15     - Environmental Matters

Schedule 2.16     - Patents, Trademarks; Intellectual Property

Schedule 2.18     - Trade and Other Names

Schedule 2.21     - Depository and Other Accounts

Schedule 2.25     - Registration Statement

Schedule 3.23     - Insurance Policies

Schedule 3.24     - Employment and Labor Agreements

Schedule 4.10     - Management

Schedule 6.1      - Use of Proceeds

                                      (iv)

         THIS AGREEMENT dated as of November 23, 1999 by and between URBAN COOL NETWORK, INC., a Delaware corporation (the "Borrower") and THE ELITE FUNDING GROUP, INC., a Florida corporation (the "Lender"). Certain other terms used herein are defined in Section 7.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

                    SECTION 1. AMOUNT AND TERMS OF THE CREDIT

         1.1 Recitals; Commitment. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties contained herein, Lender is willing to make the loan advances described in Section 1.2 (collectively, the "Advances"), in the maximum aggregate principal amount not to exceed ONE MILLION DOLLARS AND NO/100 ($1,000,000.00) (the "Commitment").

         1.2 Procedure for Borrowing.

                  (a) Initial Advance. Simultaneously with the execution of this Agreement, Lender shall make an initial Advance to the Borrower in the aggregate principal amount of Three Hundred and Fifty Thousand Dollars ($350,000.00) (the "Initial Advance").

                  (b) Additional Advances. Lender may make an additional Advance to the Borrower on the dates (each date, an "Advance Date") and in the aggregate principal amounts as shown on Schedule 1.2 (each such advance, an "Additional Advance"); provided, however, if any Advance Date is not a Business Day, then the Additional Advance shall be made on the next succeeding Business Day; provided, further, that Borrower shall four Business Days prior to each Advance Date give to Lender an irrevocable notice in the form of Exhibit A of its request of Lender to make an Additional Advance on the applicable Advance Date (which must be received by Lender by 12:00 Noon, eastern standard time).

                  (c) Mechanics of Advances. On each Advance Date, the Borrower shall provide Lender with a certificate in the form of Exhibit B ("Compliance Certificate"). Each Advance shall be made either by wire transfer of immediately available funds to an account designated by the Borrower in writing to Lender or a check drawn on an account with a United States bank or other United States financial institution payable to Borrower as determined by the Lender in its sole discretion.

         1.3 Notes. The Borrower agrees that upon the request of Lender, Borrower will execute and deliver to Lender a promissory note of the Borrower evidencing any amount owed under any Advance, substantially in the form of Exhibit C ("Note"), with appropriate insertions as to date and amount.

         1.4 Interest.

                  (a) Each Advance shall bear interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid principal amount thereof until paid in full at the rate per annum equal to ten percent.

                  (b) Interest on any Advance shall be payable monthly in arrears on the first day of each month, commencing on the first such date next succeeding the date hereof. Notwithstanding anything contained herein or in any other Loan Document to the contrary, in no event shall the amount paid or agreed to be paid by the Borrower as interest on the Advances exceed the highest lawful rate permissible under any law applicable thereto.

         1.5 Warrants. As additional consideration, the Borrower shall issue, and the Lender shall receive, simultaneously with the signing of this agreement common stock purchase warrants ("the Warrants") covering 750,000 shares of common stock of the Borrower, par value $.01 per share ("Common Stock"). All of the warrants and the Common Stock purchasable upon the exercise of the Warrants, shall be subject to the Subscription Agreement (as defined herein) between Lender and Borrower.

         1.6 Maturity Date. Subject to acceleration pursuant to Section 6, the full outstanding balance of principal and accrued but unpaid interest on the Advances shall be due on the earlier to occur of: (a) the consummation of an initial public offering of securities of the Borrower, or (b) April 14, 2000 (the "Maturity Date").

         1.7 Prepayments.

                  (a) Voluntary Prepayment. Subject to Section 1.10, on at least two Business Days' prior written notice to Lender, the Borrower may, at its option, prepay the amount of Advances then outstanding in whole or in part at any time without a premium or penalty of any kind attributable to such prepayment.

                  (b) Mandatory Prepayment of Advances Upon Certain Corporate Events. Without limiting or impairing the provisions of subsections 5.1 or 5.8, the Borrower shall, upon the occurrence of any of the following, prepay the outstanding balance of the Advances directly from, and to the extent of (but not to exceed the amounts owed), the proceeds from: (i) the sale of any of the Borrower's assets other than those assets sold in the ordinary course of the Borrower's businesses; (ii) the issuance of any Indebtedness by the Borrower; and (iii) the issuance of any equity interests by the Borrower, including but not limited to, any public offering of the securities of the Borrower.

                  (c) Order of prepayments. Any prepayment of sums owed hereunder shall be made together with accrued interest on the amount prepaid to the date of such prepayment and all other fees and expenses due the Lender under the Loan Documents. Such prepayment shall be applied first to fees or other expenses owing under the Loan Documents, then to accrued but unpaid interest, and finally to any outstanding Advance.

         1.8 Security. The Advances and all other obligations of the Borrower hereunder and/or under the other Loan Documents shall be secured by and entitled to the benefits of the Security Agreement dated as of the date hereof between the Borrower and Lender (the "Security Agreement").

         1.9 Default Rate Of Interest. Immediately in the event of a Payment Default and twenty days after notification by the Lender of the occurrence of any other Default or Event of Default, interest on the full outstanding balance of principal and (to the extent permitted by applicable law) interest on the Advances shall, during the continuance of such Event of Default or Default, be payable at a rate per annum equal to the highest lawful rate permissible under New York law.

         1.10  Form and Terms of Payment.

                  (a) All payments by the Borrower pursuant to the Loan Documents shall be made to the Lender by wire transfer in immediately available funds to an account or accounts designated by Lender from time to time in writing to the Borrower, free of any counterclaim, set-off or charge. If any payment due to the Lender shall become due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment.

                  (b) Subject to subsection 1.10(c), Borrower shall repay the outstanding principal amount of all Advances together with accrued but unpaid interest on such Advances and all other fees and expenses due the Lender under the Loan Documents on the Maturity Date.

                  (c)  [INTENTIONALLY OMITTED]

                   SECTION 2. REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lender to enter into this Agreement and to make the Advances provided for hereunder, the Borrower makes the following representations and warranties which shall survive the execution and delivery hereof, and which shall be deemed re-made by the Borrower each time the Borrower submits a borrowing request to the Lender.

         2.1 Organization, Standing, etc. of the Borrower. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement, the Security Agreement and all other Loan Documents to be executed by it in connection with the transactions contemplated hereby, to grant the Lender a security interest in the Collateral (as defined in the Security Agreement), to issue any Note, and to carry out the terms hereof and thereof.

         2.2 Subsidiaries. Schedule 3.2 attached hereto correctly sets forth as to each Subsidiary, its name, the jurisdiction of its incorporation, the number of shares of its capital stock of each class outstanding. Each such Subsidiary is a corporation duly organized, validly existing and, in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and now proposed to be conducted. All of the outstanding capital stock of each Subsidiary is validly issued, fully-paid and nonassessable, and is owned by the Borrower as specified in Schedule 3.2, in each case free of any mortgage, pledge, lien, security interest, charge, option or other encumbrance.

         2.3 Qualification. The Borrower and its Subsidiaries are duly qualified or licensed and in good standing as foreign corporations duly authorized to do business in each jurisdiction in which the character of the properties owned or the nature of the activities conducted makes such qualification or licensing necessary.

         2.4 Financial Information; Disclosure; Projections etc.

                  (a) Borrower has furnished the Lender with the financial statements and other reports, including but not limited to a list of all off-balance sheet items, listed in Schedule 3.4 hereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis and fairly present the financial position and results of operations of the Borrower and the other Persons, if any, to which they relate as of the dates and for the periods indicated. Since December 31, 1998, there has not occurred any event, circumstance or condition has had or could have a Material Adverse Effect on the business, operations, properties or financial position of either of the Borrower or of the other Persons to which such financial statements purport to relate.

                  (b) Neither this Agreement nor any financial statements, reports or other documents or certificates furnished to the Lender by the Borrower contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein contained not misleading, in light of the circumstances under which they are made, except to the extent that such financial statements, reports or other documents or certificates expressly relate to an earlier date or are affected by the consummation of the transactions contemplated by this Agreement.

                  (c) None of the Advances will render the Borrower unable to pay its debts as they become due. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its property and Borrower has no knowledge of any person contemplating the filing of any such petition against it. Borrower (both before and after the making of the Advances and the granting of security interests in favor of the Lender) is solvent (within the meanings of all applicable fraudulent transfer or fraudulent conveyance statutes and acts, the federal bankruptcy code and all other applicable laws) and has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts (including the Advances and contingent debts) as they become absolute and matured, and has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred therewith as such debts mature.

                  (d) The Borrower  has, or will have within 10 days of the date hereof, furnished to the Lender certain financial projections of the Borrower and its Subsidiaries (collectively, the "Projections"). The Projections present fairly the expected financial condition and expected results of operations of the Borrower for the dates or periods indicated thereon. To the Borrower's knowledge, the Projections contain no information which, or omits any information the omission of which, makes such Projections materially misleading.

         2.5  Licenses;  Permits;  Franchises,  etc..  Except  as set  forth  in
Schedule 2.5, Borrower has obtained all material authorizations, licenses, permits, approvals and franchises of any public or governmental regulatory body ("Licenses") necessary to conduct its business as currently conducted.

         2.6 Material Agreements. Schedule 2.6 attached hereto accurately and completely lists each material agreement and instrument including but not limited to (a) leases; (b) employment agreements or other agreements with management of either of the Borrower or any Subsidiary; (c) stockholder agreements; and (d) all other material agreements which, as of the date hereof, will be in effect in connection with the conduct of the businesses of the Borrower and its Subsidiaries. Each of the Borrower and its Subsidiaries and, to the best of the Borrower's knowledge, all third parties to such material agreements, are in substantial compliance with the terms thereof, and no default or event of default by the Borrower or, to the Borrower's knowledge, any other party thereto, exists thereunder.

         2.7 Tax Returns and Payments. Each of the Borrower and its Subsidiaries have filed all tax returns required by law to be filed and have paid all taxes, assessments and other governmental charges levied upon any of their respective properties, assets, income or franchises, other than those not yet delinquent and those, not substantial in aggregate amount, being or about to be contested as provided in subsection 4.4. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of their respective taxes are adequate, and Borrower knows of no unpaid assessment for additional taxes or of any basis therefor.

         2.8 Indebtedness; Liens and Investments; etc. Schedule 2.8 attached hereto correctly describes, as of the date or dates indicated therein, (a) all outstanding Indebtedness of either of the Borrower or its Subsidiaries in respect of borrowed money, Capital Leases and the deferred purchase price of property; (b) all existing mortgages, liens and security interests in respect of any property or assets of either of the Borrower or its Subsidiaries; (c) all outstanding investments, loans and advances of the Borrower and its Subsidiaries; and (d) all existing guarantees by either of the Borrower or its Subsidiaries.

         2.9 Real Estate Owned and Leased; Title to Properties; Liens. Each of the Borrower and its Subsidiaries have good and marketable title to all of their respective properties and assets, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, charge or encumbrance except the existing mortgages and security interests, if any, referred to in
Schedule 2.8 attached hereto. The real property owned by the Borrower and/or its Subsidiaries and the real property leased by the Borrower and/or its Subsidiaries (collectively, the "Real Estate Leases") are listed on Schedule 2.9 hereto. True, correct and complete copies of the Real Estate Leases, together with all amendments and supplements thereto, have been furnished to the Lender. Each of the Borrower and its Subsidiaries enjoy quiet possession under all Real Estate Leases to which they are parties as lessees, and all of such Real Estate Leases are valid, subsisting and in full force and effect. None of such Real Estate Leases contains any provision restricting the incurrence of indebtedness by the lessee or any unusual or burdensome provision materially adversely affecting the current and proposed operations of the Borrower and its Subsidiaries.

         2.10 Litigation; etc. Except as may be set forth on Schedule 2.10, there is no action, proceeding or investigation pending or threatened (or any basis therefor known to the Borrower) which questions the validity of this Agreement, the Security Agreement, or the other Loan Documents executed in connection herewith, or any action taken or to be taken pursuant hereto or thereto, or which could have, either in any case or in the aggregate, a Material Adverse Effect on the business operations, affairs or condition of either of the Borrower or any Subsidiary or any of their respective properties or in any material liability on the part of either of the Borrower or any Subsidiary.

         2.11 Authorization; Enforceability Compliance with Other Instruments. The execution, delivery and performance of this Agreement, the Security Agreement and the other Loan Documents executed in connection herewith have been duly authorized by all necessary corporate action on the part of the Borrower, will not result in any violation of or be in conflict with or constitute a default under any term of the charter or by-laws of the Borrower or any Subsidiary, or of any material agreement, or any instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Borrower or any Subsidiary or to which the Borrower or any Subsidiary is a party, as the case may be, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Borrower or any Subsidiary pursuant to any such term (except pursuant to the Security Agreement). Each of the Loan Documents to which either of the Borrower or any Subsidiary is a party has been duly executed and delivered by a duly authorized officer of such party, and each such Loan Document constitutes the legal, valid and binding obligation of such party, enforceable in accordance with the terms thereof. No consent of stockholders of either of the Borrower or the Subsidiaries is necessary in order to authorize the execution, delivery or performance of this Agreement or the Security Agreement, or the issuance of any Note. Neither the Borrower nor any Subsidiary is in violation of any term of its charter or by-laws, or of any material term of any agreement or instrument to which it is a party, or, of any judgment, decree, order, statute, rule or governmental regulation applicable to it.

         2.12 Governmental and Other Third Party Consents. Except for such filings and notices as have already been made, none of the Borrower or its Affiliates which is a party to any of the Loan Documents is required to obtain any order, consent, approval or authorization of (collectively, the "Consents"), or required to make any declaration or filing with, any governmental unit or other regulatory agency or authority in connection with the execution and delivery of Loan Documents, except for the Consents required with respect to the Warrants, if any.

         2.13 Employee Retirement Income Security Act of 1974. Neither the Borrower or its Affiliated Companies have any pension, profit sharing or similar plans providing for a program of deferred compensation to any employee subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The terms used in this subsection and in other provisions of this Agreement shall have the meanings assigned thereto in the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and the term "Affiliated Company" shall mean the Borrower and all corporations, partnerships, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Borrower, a group of affiliated service group or other affiliated group, within the meaning of
Section 414(b), Section 414(c), Section 414(m) or Section 414(o), respectively, of the Code, or Section 4001 of ERISA.

         2.14 Ownership of Borrower;  Outstanding Options or Warrants.  Schedule
2.14 attached hereto correctly sets forth the number of shares authorized and outstanding of each class of stock for the Borrower and the Subsidiaries. All of said outstanding shares are validly issued, fully paid and nonassessable. There are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, the Borrower or any Subsidiary of any of its capital stock or any securities convertible into or exchangeable for such stock and neither the Borrower nor any Subsidiary is obligated in any manner to issue any additional shares of capital stock, except as may be set forth on Schedule
2.14 hereto. All of the Borrower's and each Subsidiaries' capital stock was issued in compliance with all applicable securities laws.

         2.15 Environmental Matters. To the knowledge of the Borrower, no facts or circumstances exist which could give rise to liabilities with respect to the violation (whether by the Borrower or any other Person) of any Environmental Law and/or Hazardous Materials, which could have any Material Adverse Effect.

         2.16 Intellectual Property.

                  (a) Schedule 2.16 contains a true, correct and complete list of all Intellectual Property. Except as set forth in the Schedule 2.16, (i) the Borrower is the owner of, or otherwise has the free and unrestricted right to use, each of the Intellectual Property, free and clear of all Liens, (ii) the Borrower's use of the Intellectual Property has not and will not conflict with, infringe upon or violate any proprietary right of any other Person, (iii) the Borrower has no knowledge of any third party infringement upon the Intellectual Property, (iv) all Intellectual Property purported to be owned by Borrower held by any employee, officer or consultant is owned by Borrower by operation of law or has been validly assigned to Borrower, and (v) the Borrower has taken all reasonable and customary steps to maintain its interest in the Intellectual Property and to protect its interests in the Intellectual Property from infringement by third parties. No claims or demands have been asserted against the Borrower with respect to any items of Intellectual Property (whether or not scheduled) and no action, suit or other proceeding have been instituted, are pending or, to the knowledge of the Borrower, have been threatened which challenge the rights of the Borrower with respect to any items of Intellectual Property. There are no facts known to the Borrower which might reasonably serve as the basis of any claim that the any part of the Business infringes on the rights of any other Person, or of any claim that the Borrower has not performed its obligations required to be performed by it, or of any claim that the Borrower is in default with respect to any of such items of Intellectual Property. The Intellectual Property and the rights thereunder are sufficient to carry on the business of the Borrower and its Subsidiaries as conducted as of the date hereof.

                  (b) Borrower has taken all reasonable measures to protect and preserve the security and confidentiality of its trade secrets and other confidential information. All employees and consultants of Borrower involved in the design, review, evaluation or development of the business of the Borrower, or other products for or on behalf of Borrower, or Intellectual Property have executed nondisclosure and assignment of inventions agreements sufficient to protect the confidentiality of Borrower's trade secrets and other confidential information and to vest in Borrower exclusive ownership of such Intellectual Property. To the knowledge of Borrower, all trade secrets and other confidential information of Borrower are not part of the public domain or knowledge, nor, to the knowledge of Borrower, have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for Borrower. To the knowledge of Borrower, no employee or consultant of Borrower has used any trade secrets or other confidential information of any other Person in the course of their work for Borrower without the written consent of such other person.

         2.17 Chief Executive Offices Principal Place of Business; Real Property Owned or Leased. As of date hereof, the chief executive offices and principal place of business of the Borrower is located at 1401 Elm Street, Dallas, Texas 75626. At all times prior to the date hereof, the chief executive offices and principal place of business of the Borrower was located at 1401 Elm Street, Dallas, Texas 75626. The Borrower shall not make any change in the locations of their chief executive offices or principal place of business or any of the Collateral without giving the Lender at least 15 days' prior written notice thereof.

         2.18 Trade and Other Names. The exact legal name of the Borrower when initially formed was Urban Cool Network, Inc. Except as set forth on Schedule
2.18 attached hereto, during the last five years ending on the date hereof, the Borrower have not conducted any business under any other names (including any d/b/a, trade or assumed name) other than as set forth on Schedule 2.18.

         2.19 Securities Laws. Borrower is not a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

         2.20 Security Agreement. The representations and warranties of the Borrower and its Subsidiaries contained in the Security Agreement, are true and correct in all material respects, and the Borrower is in compliance in all material respects with the terms of the Security Documents.

         2.21 Depository and Other Accounts. Schedule 2.21 attached hereto lists all banks and other financial institutions and depositories at which the Borrower maintains (or has caused to be maintained) or will maintain deposit accounts, operating accounts, trust accounts, tax or trust receivable accounts or other accounts of any kind or nature into which funds of the Borrower (including funds in which the Borrower maintains a contingent or residual interest) are from time to time deposited, and such Schedule 2.21 correctly identifies the name and address of each depository, the name in which each account is held, the purpose of the account and the complete account number. The Borrower will notify the Lender and thereby supplement such Schedule 2.21, as new accounts are established. The Borrower hereby authorize the Lender to attach such supplements to Schedule 2.21 from time to time delivered by the Borrower.

         2.22 Insurance Policies. Schedule 2.22 lists all insurance policies of any kind or nature maintained by or on behalf of the Borrower or the Subsidiaries, as well as a summary of the principal terms of such insurance. All such insurance policies are in full force and effect and provide coverage of such risks and in such amounts as is customarily maintained for businesses of the scope and size of the Borrower and the Subsidiaries.

         2.23 Employment and Labor Agreements. Schedule 2.23 accurately and completely describes each employment agreement, agreement for the payment of deferred compensation, severance or so-called change in control agreement covering officers, managers or other Affiliates of the Borrower, as well as all collective bargaining agreements or other labor agreements covering any employees of the Borrower. A true and correct copy of each such agreement has been furnished to the Lender.

         2.24 Year 2000 Issues.

                  (a) All software programs or applications (in both source and object code form) currently being manufactured, published or marketed by the Borrower or currently under development for possible future manufacturing, publication, marketing or other use by the

Borrower will be "Year 2000 Compliant" which shall mean that they (i) correctly accomplish date data century recognition and calculations that accommodate same century and multi-century formulas and date values, including leap years; and
(ii) shall not end abnormally or provide invalid or incorrect results of date data, specifically including date data that represents or references different centuries or more than one century; provided, however, that the Borrower makes no representation regarding the functionality of its products when combined with third party software, hardware or peripheral items on the event that such third party software, hardware or peripheral items are not Year 2000 Compliant.

                  (b) For purposes of this Section, "Internal MIS Systems" means any computer software and systems (including hardware, firmware, operating system software, utilities, and applications software) used in the ordinary course of business by or on behalf of the Borrower, including the Borrower's payroll, accounting, billing/receivables, inventory, asset tracking, customer service, human resources, and e-mail systems. All the Internal MIS Systems and its facilities are Year 2000 Compliant.

                  (c) To the knowledge of the Borrower, all material vendors of products or services to the Borrower will continue to furnish their products or services to the Borrower, without material interruption or delay, on and after January 1, 2000.

                  (d) The design of the products, services and other item(s) at issue to ensure compliance with the foregoing warranties and representations includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulas and date/time values before, or, after, and spanning January 1, 2000, and date/time date interface values that reflect the centuries 1999 and 2000. In particular, (i) no value for current date/time will cause any error, interruption, or decreased performance in or for such product(s), service(s), and other item(s), (ii) all manipulations of date and time related data (including calculating, comparing, sequencing, processing and outputting) will produce correct results for all valid dates and times when used independently or in combination with other products, services, and/or items actually tested by the Borrower, (iii) date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations, (iv) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (v) authorization codes, passwords and zaps (purge functions) will function normally and in the same manner during, prior to, on and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (vi) the Borrower's supply of the product(s), service(s), and other item(s) will not be interrupted, delayed, decreased, or otherwise affected by the advent of the year 2000.

                  2.25 Initial Public Offering. The Borrower has entered into a letter of intent with Security Capital Trading, Inc. ("Security Capital")which confirms Security Capital's interest in underwriting the initial public offering of the Common Stock (the "Letter of Intent"). The Letter of Intent is in full force and effect and there exists no event or occurrence which with the passage of time or the giving of notice or both would constitute a default or breach of the Letter of Intent. The Borrower anticipates consummating the initial public offering in or about January 2000. Attached hereto as Schedule 2.25 is a preliminary draft of the registration statement on a Form S-1 ("Registration Statement") which the Borrower intends to file with the SEC within 10 days of the date hereof.

Form S-1 ("Registration Statement") which the Borrower intends to file with the SEC within 10 days of the date hereof.

                    SECTION 3. CONDITIONS OF CLOSING/LENDING.

         3.1 Conditions Precedent to Closing and to the Initial Advance. The obligation of the Lender to execute this Agreement and to make the Initial Advance hereunder is subject to the following conditions precedent:

                  (a) The Lender shall have received the Notes duly completed, executed and delivered, as provided in Section 1;

                  (b) All related Schedules, the Security Agreement, and such other Loan Documents, instruments, schedules, exhibits or certificates as shall be designated by the Lender shall have been executed by the Borrower and the other parties thereto and delivered to the Lender;

                  (c) The Lender shall have received the Borrower's and the Subsidiaries' audited consolidated balance sheets, statements of income, surplus and cash flows as of and for the fiscal years ended December 31, 1998 and as of and for the nine months ended September 31, 1999, together with unqualified opinions from the Borrower's independent public accountant relating to such audits and related management letters;

                  (d) The Lender shall have received a pro forma balance sheet and income statement for the Borrower dated as of a current date, giving effect to the consummation of this Agreement (including the Initial Advance);

                  (e) The Lender shall have received (i) satisfactory evidence of the filing of such financing statements and instruments securing the Lender's first priority security interests in the Collateral; and (ii) satisfactory evidence of the termination of such prior financing statements and other encumbrances or agreements as the Lender shall designate;

                  (f) The Lender shall have received the favorable opinion of Silverman, Collura & Chernis, P.C., general counsel for the Borrower, in the form attached hereto as Exhibit D and dated as of the date hereof and such opinions of local counsel as the Lender may require;

                  (g) The Lender shall have received a completed Compliance Certificate signed by the chief executive officer of the Borrower, dated as of the date hereof;

                  (h) The Borrower shall have paid the fees specified in subsection 9(a) and all other amounts (including reimbursement for legal fees) owing from the Borrower to the Lender as of the date hereof;

                  (i) All other information and documents which the Lender or their counsel may reasonably have requested in connection with the transactions contemplated by this

Agreement, such information and documents where appropriate to be certified by the proper officers of the Borrower's or governmental authorities.

         3.2 Conditions Precedent to Making Additional Advances. The obligation of the Lender to make any Additional Advance hereunder is subject to the following conditions precedent:

                  (a) The Lender shall have received a Compliance Certificate dated as of such date signed by the chief executive officer of the Borrower;

                  (b) All other information, and documents which the Lender or their counsel may reasonably have required in connection with the transactions contemplated by this Agreement, such information and documents where appropriate to be certified by the proper officers of the Borrower or governmental authorities;

                  (c) No Default or Event of Default exists or will result from the Additional Advance being made on that Advance Date.

Without limiting any other provision of this Agreement, each of the opinions, agreements, certificates, and other condition precedent listed above must be satisfactory in all respects to the Lender and their counsel in order for such condition precedent to be deemed satisfied.

         3.3 No Default; Representations and Warranties, etc. On the date hereof and on the date of each Advance hereunder: (i) the representations and warranties of the Borrower contained in Section 2 of this Agreement shall be true and correct in all material respects on and as of such dates as if they had been made on such dates (except to the extent that such representations and warranties expressly relate to an earlier date or are affected by the consummation of transactions permitted under this Agreement); (ii) the Borrower shall be in compliance in all material respects with all of the terms and provisions set forth herein on their part to be observed or performed on or prior to such dates; (iii) after giving effect to the Advances to be made on such dates, no Default or Event of Default shall have occurred and be continuing; and (iv) since the date of this Agreement, there shall have been no material adverse change in the assets or liabilities or in the financial or other condition or prospects of the Borrower or any Subsidiary. Each request for an Advance hereunder shall constitute a representation and warranty by the Borrower to the Lender that all of the conditions specified in this Section 3, have been and continue to be satisfied in all material respects as of the date of each such Loan.

                        SECTION 4. AFFIRMATIVE COVENANTS.

         So long as any of the Advances shall remain available to the Borrower, and until the principal of and interest on the Advances and all fees due hereunder and all of the Borrower's obligations to the Lender shall have been paid in full, the Borrower agrees that:

         4.1 Financial Statements; Field Audits etc. The Borrower will furnish or cause to be furnished to the Lender:

                  (a) Within ninety days after the end of each fiscal year of the Borrower, (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries as of the year end, and (ii) the related audited consolidated statements of income and surplus and cash flows for such year, setting forth in comparative form with respect to such consolidated financial statements figures for the previous fiscal year, all in reasonable detail, together with the opinion thereon of independent public accountants selected by the Borrower with an established national or regional reputation, which opinion shall be in a form generally recognized as unqualified and shall state that such financial statements have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards related to reporting;

                  (b) Promptly upon receipt thereof but in any event within ninety days of fiscal year end, copies of all audit reports and management letters, if any, submitted to the Borrower by independent public accountants in connection with each interim or special audit of the books of the Borrower made by such accountants and, upon request by the Lender, copies of all financial statements, reports, notices and proxy statements, if any, sent by the Borrower to their shareholders;

                  (c) within forty-five days after the end of each quarterly accounting period in each fiscal year of the Borrower, (i) the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter; and (ii) the related unaudited consolidated statements of income and surplus and cash flows for such period and for the period from the beginning of the current fiscal year to the end of such period, all in reasonable detail and signed by the chief financial officers of the Borrower in the name and on behalf of the Borrower;

                  (d) As soon as available, but in any event within 30 days after the end of each month (i) the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such month; (ii) the related unaudited consolidated statements of income and surplus and cash flows for such month and for the period from the beginning of the current fiscal year to the end of such month, setting forth in comparative form with respect to such consolidated financial statements the corresponding figures from the Borrower's budget for such period and portion of such fiscal year; (iii) reports summarizing each of the Borrower's year-to-date backlog, if any; (iv) reports providing a complete and accurate description of the use of proceeds from any Advance provided hereunder together with all reasonable documentation of such use as the Lender may require, and (v) a monthly accounts receivable aging report for each of the Borrower. All of the reports listed in the foregoing clauses (i) through (iv) shall be in reasonable detail and current through at least the close of business for the immediately preceding month and certified by the chief executive officer or the chief financial officer or such other officer of the Borrower as may be acceptable in the sole discretion of the Lender;

                  (e) On or before December 15th of each fiscal year (commencing December 15, 1999), an annual budget prepared on a monthly basis for the Borrower and for the

Subsidiaries for the next succeeding fiscal year, (displaying anticipated balance sheets and statements of income and surplus and cash flows) and promptly upon preparation thereof, any amendments or revisions thereto or any other significant budgets which the Borrower prepare;

                  (f) Promptly upon their becoming available, copies of all periodic or special reports filed by the Borrower or any Subsidiary with, and all communications from or to, the SEC, the National Association of Securities Dealers or the Amex-Nasdaq Market Group, or any such other periodic or special reports or other communications filed with or communicated to or from any other federal, state or local governmental agency or authority;

                  (g) Forthwith upon any officer of either of the Borrower obtaining knowledge of any condition or event which constitutes a Default or Event of Default, a certificate signed by such officer in the name and on behalf of the Borrower specifying in reasonable detail the nature and period of existence thereof and what action the Borrower have taken or propose to take with respect thereto;

                  (h) Five Business Days' prior notice of any meeting of the board of directors of the Borrower (telephonic, special or otherwise), including the time and place of such meeting, and the Borrower shall permit the representatives of the Lender to attend (by telephone or in person) such meetings;

                  (i) Immediately, notice of (i) the institution or commencement of any action, suit, proceeding or investigation by or against or affecting the Borrower or any of their assets which, if determined adversely to the Borrower, could have a Material Adverse Effect; (ii) any litigation or proceeding instituted by or against the Borrower, or any judgment, award, decree, order or determination relating to any litigation or proceeding involving the Borrower which could have a Material Adverse Effect; (iii) the imposition or creation of any lien against any asset of the Borrower except those in favor of the Lender and those permitted by this Agreement; (iv) any reportable event under ERISA, together with a statement of the Borrower's chief executive officer, chief financial officer and/or controller in the name and on behalf of the Borrower as to the details thereof and a copy of their notice thereof to the PBGC; (v) any known release or threat of release of Hazardous Materials on or onto any site owned or operated by the Borrower or the incurrence of any expense or loss in connection therewith or upon the Borrower's obtaining knowledge of any investigation, action or the incurrence of any expense or loss by any governmental authority in connection with the containment or removal of any Hazardous Materials for which expense or loss the Borrower may be liable or potentially responsible;

                  (j) Prompt notice of any material adverse change in either of the Borrower's or any Subsidiary's financial condition, the financial condition of any Affiliates or of any condition or event which constitutes a breach or Event of Default under this Agreement or any other Loan Document;

                  (k) The Borrower will permit the Lender to inspect and audit the books and records and any of the properties or assets of the Borrower and its Subsidiaries, as often as deemed necessary by the Lender and in any event at least once per year prior to the occurrence of an Event of Default, and after any such occurrence, once per fiscal quarter, each such inspection to be at the Borrower's expense;

                  (l) Within 10 days of the date hereof, the Borrower will provide Lender with the Borrower's and the Subsidiaries' audited consolidated balance sheets, statements of income, surplus and cash flows as of and for the fiscal years ended December 31, 1998 and as of and for the nine months ended
September 31, 1999, together with unqualified opinions from the Borrower's independent public accountant relating to such audits and related management letters and a pro forma balance sheet and income statement for the Borrower dated as of a current date, giving effect to the consummation of this Agreement (including the Initial Advance);

                  (m) Within 5 Business Days of the date hereof, the Borrower shall make the appropriate filings with the United States Copyright Office with respect to each and every copyrightable work (original and/or derivative) including text, graphics, audio components, audio-visual components, computer software (source and object code formats), compilations, collective works and all other works performed and or fixed in tangible format comprising elements of the Borrwer's Website or which are used to operate the Website, the form and substance of which filing shall be reasonably satisfactory to the Borrower and its counsel, and the Borrower shall execute such additional security documents to perfect the Lender's interest in such filing;

                  (n) Immediately upon receipt or issuance by the Borrower, copies of all reports, covenant compliance certificates, budgets, projections, requests for waivers, notices of default, requests for amendments or other material correspondence issued by or to the Borrower in connection with or relating to any Subordinated Debt; and

                  (o) Promptly upon request therefor, all such other information
regarding  the  business,   affairs  and  condition  of  the  Borrower  and  the
Subsidiaries as the Lender may from time to time reasonably request.

         4.2 Legal Existence; Licenses; Compliance with Laws. Borrower will, and will cause each Subsidiary to: maintain its corporate existence and business; maintain all properties which are reasonably necessary for the conduct of such business, now or hereafter owned, in good repair, working order and condition; take all actions necessary to maintain and keep in full force and effect its rights and franchises, including the Licenses; maintain at all times proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles and set aside on its books from its earnings for each fiscal year all such proper reserves as shall be required in accordance with generally accepted accounting principles in connection with its business; and comply with all applicable statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its properties in states in which the Borrower desire to continue business operations.

         4.3 Insurance.

                  (a) Business Interruption Insurance. Each of the Borrower and its Subsidiaries shall maintain with financially sound and reputable insurers, insurance related to interruption of business, either for loss of revenues or for extra expense, in the manner customary for businesses of similar size engaged in similar activities.

                  (b) Property Insurance. Each of the Borrower and its Subsidiaries shall keep their assets which are of an insurable character insured by financially sound and reputable insurers against theft and fraud and against loss or damage by fire, explosion and hazards insured against by extended coverage to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities.

                  (c) Liability Insurance. The Borrower shall maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property, including errors and omission insurance of not less than Five Million Dollars ($5,000,000) per occurrence, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities.

                  (d) Key-Man Insurance. The Borrower shall maintain with financially sound and reputable insurers "key-man" insurance covering losses or damages to the Company as a result of the death of, or disability or casualty with respect to, Jacob R. Miles, III, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities.

                  (e) Requirements; Proceeds. Each insurance policy maintained pursuant to this subsection 5.3 pertaining to any of the Collateral shall: (i) name the Lender, as an additional insured and loss payee and provide that all proceeds shall be payable to the Lender; and (ii) provide that the Lender shall be notified of any proposed cancellation of such policy at least thirty days in advance of such proposed cancellation. The Lender will be named as an additional insured under all policies of liability insurance. Copies of all such policies shall be delivered to the Lender. In the event of a casualty loss, the Borrower may apply up to $100,000 of proceeds of any insurance to the restoration or replacement of the property or asset which was the subject of such loss, provided that there is no Default or Event of Default, and provided further that if the Borrower desire to apply proceeds in excess of $100,000 then the Borrower shall first have demonstrated to the reasonable satisfaction of the Lender that such property or asset will be restored to substantially its previous condition or will be replaced by a substantially identical property or asset, without material interruption in the Borrower's business and without Default of any nature under this Agreement. As further assurance for the payment and performance of the Advances and all other obligations hereunder, the Borrower hereby assign to the Lender (for the benefit of the Lender) all sums, including any returned or unearned premiums, which may become payable under any policy of insurance in respect of the Collateral and the Borrower hereby direct each insurer issuing any such policy to make such payment of such sums directly to the Lender. No loss or claim shall be settled for an amount in excess of $100,000 without prior written notice to the Lender.

         4.4 Payment of Taxes. The Borrower will, and will cause each Subsidiary to, pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon them or their income or upon any of their properties or assets, or upon any part thereof, as well as all lawful claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or a charge upon their property; provided that neither of the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such Borrower or such Subsidiary, as the case may be, shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed appropriate by the Borrower and their independent public accountants.

         4.5 Payment of Other Indebtedness, etc. Except as to matters being contested in good faith and by appropriate proceedings, and subject to the provisions of subsection 6.5 (Restricted Payments) hereof, the Borrower will, and will cause each Subsidiary to, pay promptly when due, or in conformance with customary trade terms, all other Indebtedness and obligations incident to the conduct of their businesses.

         4.6 Further Assurances. From time to time hereafter, the Borrower will execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents, and will take all such actions, as the Lender may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement, the Security Agreement or any Note or any other Loan Document, or of more fully perfecting or renewing the rights of the Lender with respect to the Collateral pursuant hereto or thereto. Upon the exercise by the Lender of any power, right, privilege or remedy pursuant to this Agreement or the Security Agreement or any other Loan Document which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Lender may be required to obtain for such governmental consent, approval, registration, qualification or authorization. In the event the Borrower or any Subsidiary shall at any time hereafter own or lease any additional real property, the Borrower will, if requested by the Lender, promptly execute and deliver, and will use their best efforts to cause to be executed and delivered by the Borrower's landlord, to the Lender, such mortgages, leasehold mortgages and, landlords consents, in form and substance satisfactory to the Lender and their counsel, as may be required by the Lender.

         4.7 Communication with Accountants. The Borrower authorizes the Lender to communicate directly with the Borrower's independent certified public accountants and have instructed those accountants in writing to disclose to the Lender any and all prepared financial statements and all other supporting financial documents and schedules delivered to the Lender by the Borrower or the Subsidiaries.

         4.8 Management. Schedule 4.9 attached hereto sets forth the names and titles of each officer and director of each of the Borrower as of the date hereof. The Borrower will notify the Lender in writing of any change in or addition to such officers and directors of the Borrower within fifteen days of any such change or addition.

         4.9 Real Estate. The Borrower shall, and shall cause each Subsidiary to, make available to the Lender and, if requested, provide the Lender with, copies of all leases of real property or similar agreements (and all amendments thereto) entered into by the Borrower or any Subsidiary after the date hereof, whether as lessor or lessee. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all of their obligations under all leases now existing or hereafter entered into by it or them with respect to real property including, without limitation, all leases listed on any schedule hereto, if the failure to so comply could have a Material Adverse Effect. The Borrower shall, and shall cause each Subsidiary to, (i) make available to the Lender and, if requested, provide the Lender with, a copy of each notice of any default received by the Borrower or any Subsidiary under any such lease, and make available to the Lender and, if requested, provide the Lender with, a copy of each notice of default sent by the Borrower or any Subsidiary under any such lease; and (ii) notify the Lender, on or before the 15th day of each month, of any new leased premises or lease the Borrower or any Subsidiary plan to take possession of during the following thirty day period or has become liable for during the preceding thirty day period.

         4.10 Compliance with ERISA. The Borrower will make, and will cause all Affiliated Companies to make, all payments or contributions to employee benefit plans required under the terms thereof and in accordance with applicable minimum funding requirements of ERISA and the Code and applicable collective bargaining agreements. The Borrower will cause all employee benefit plans sponsored by any Affiliated Company to be maintained in material compliance with ERISA and the Code.

         4.11 Filing of the Registration Statement. The Borrower will file the Registration Statement substantially in the form of Schedule 2.25 with the SEC within 10 days of the date hereof.

                         SECTION 5. NEGATIVE COVENANTS.

         So long as any of the Advances shall remain available to the Borrower, and until the principal of and interest on the Advances and all fees due hereunder and all of the Borrower's obligations to the Lender shall have been paid in full, the Borrower agrees that:

         5.1 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or become or remain liable in respect of any Indebtedness, except:

                  (a)  Indebtedness to the Lender hereunder;

                  (b) Unsecured Liabilities of the Borrower and Subsidiaries (other than for borrowed money) incurred in the ordinary course of their businesses and in accordance with customary trade practices;

                  (c) Indebtedness of the Borrower or any Subsidiary secured as permitted by, and subject to the proviso to subparagraph (c) of subsection 5.2; and

                  (d) Up to $100,000 of additional unsecured subordinated debt, provided that the terms and conditions of such debt is approved in advance in writing by the Lender.

         5.2 Liens, etc. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist, any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of, or conditional sale or other title retention agreement (including any Capital Lease) with respect to, any real or personal property (tangible or intangible, now existing or hereafter acquired)(each being a "Lien") including but not limited to the Collateral, except:

                  (a) Any Lien securing Indebtedness to the Lender;

                  (b) Liens for taxes not yet delinquent or being contested in good faith as provided in subsection 4.4;

                  (c) Purchase money mortgages, liens and other security interests, including Capital Leases created in respect of property acquired by the Borrower after the date hereof or existing in respect of property so acquired prior to the date hereof, provided that (i) each such lien shall at all times be confined solely to the item of property so acquired, and (ii) the aggregate principal amount of indebtedness secured by all such liens (whether incurred prior to or after the date hereof) shall at no time exceed $50,000; and

                  (d) Subordinated liens securing the Indebtedness permitted pursuant to subsection 5.1(d) (each of clauses (a) - (c) being a "Permitted Lien").

         5.3 Loans, Guarantees and Investments. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any loan or advance to, or guarantee or endorse or otherwise assume or agree to purchase or otherwise remain liable with respect to any obligation of, or enter into any indemnification agreement for the benefit of, or make or own any investment in, or acquire (except in the ordinary course of business) the properties or assets of, any Person, except:

                  (a) Extensions of credit by the Borrower and the Subsidiaries in the ordinary course of business in accordance with customary trade practices;

                  (b) Such Indebtedness as is shown on the Schedules to this Agreement;

                  (c) Cash Equivalents; and

                  (d) Capital   Expenditures,   to  the  extent   permitted  by
subsection 5.6.

         5.4 Collection Policies and Procedures. The Borrower will not implement any material change in their collection policies and procedures without first delivering written notice of such change and the reason therefor to the Lender.

         5.5 Restricted Payments. Except as expressly provided below, the Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly (i) declare, order, pay or make any Restricted Payment or (ii) set aside any sum or property therefor or exercise any set-off or similar rights of the Borrower, if any, with respect to any Subordinated Debt.

         As used  herein,  the  term  "Restricted  Payment"  means  (i) any cash dividend or other cash distribution or payment, direct or indirect, on or on account of any shares of any class of stock of the Borrower or the Subsidiaries now or hereafter outstanding; (ii) any dividend or other distribution in respect of, or redemption, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Borrower or the Subsidiaries now or hereafter outstanding or of any warrants, options or rights to purchase any such stock (including, without limitation, the repurchase of any such stock, warrant, option or right or any refund of the purchase price thereof in connection with the exercise by the holder thereof of any right of rescission or similar remedies with respect thereto); (iii) any direct salary, non-salary managerial fees, fee (consulting, management or other), fringe benefit, allowance or other expense directly or indirectly paid or payable by the Borrower or any Subsidiary (as compensation or otherwise) to any shareholder or Affiliate of the Borrower (other than to an employee, to the extent of such employee's normal compensation) or any partner, shareholder or Affiliate thereof; (iv) any loan or advance of any kind or nature to any Affiliate; and (v) any payment in respect of Subordinated Debt.

         Notwithstanding the foregoing, provided that each of the Borrower and the Subsidiaries are in compliance with the terms of this Agreement and that there is no Default or Event of Default hereunder, the Borrower may make regularly scheduled (but not accelerated) payments of principal and interest on Subordinated Debt, provided that in no event shall the interest rate relating thereto exceed twelve percent (12%) per annum; and

         5.6 Capital Expenditures. Except with respect to capital expenditures related to the construction of kiosks, the Borrower will not, and will not permit any Subsidiary to, make any Capital Expenditure during any fiscal year of the Borrower if, after giving effect thereto, the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries during such period would exceed One Hundred Thousand Dollars ($100,000).

         5.7 Subsidiaries, Mergers and Consolidations; Changes in Business. The Borrower will not, and will not permit any Subsidiary to, create any additional Subsidiaries or enter into any merger or consolidation (or any agreement relating to any merger or consolidation) without the prior written consent of the Lender. The Borrower will not, without the prior written consent of the Lender, which shall not be unreasonably withheld, engage in any business other than the business of maintaining a website on the Internet and other related businesses.

         5.8 Sale of Assets. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any of their properties or assets, except for sales or other dispositions in the ordinary course of business of obsolete or unusable property or assets (it being understood that customer lists, contracts, inventory and accounts receivable are excluded from this exception).

         5.9 Leases. The aggregate amount of payments made by the Borrower and its Subsidiaries during any fiscal year, whether for rental payments, principal payments, interest payments, service charges or otherwise, under all Leases, including, without limitation, Operating Leases, lease-purchase agreements, conditional sales contracts and other similar agreements, shall not exceed $100,000.

         5.10 Compliance with ERISA. The Borrower will not engage, and will not permit or suffer any Affiliated Company or any Person entitled to indemnification or reimbursement from the Borrower or any Affiliated Company to engage, in any prohibited transaction for which an exemption is not available. No Affiliated Company will terminate, or permit the PBGC to terminate, any employee benefit plan or withdraw from any multiemployer plan, in any manner which could result in material liability of any Affiliated Company.

         5.11 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into any lease or other transaction after the date hereof with any shareholder or with any Affiliate of the Borrower or such shareholder, on terms that are less favorable to the Borrower or such Subsidiary than those which might be obtained at the time from Persons who are not such a shareholder or Affiliate, provided that the loans described in subsection 6.1(g) shall not be prohibited by this subsection.

         5.12 Observance of Subordination Provisions, etc.. The Borrower will not make, or cause or permit to be made, any payments in respect of any Subordinated Debt, in contravention of the subordination provisions contained in any affiliate subordination agreement, subordination agreement, or any other written agreement from time to time pertaining thereto, nor will the Borrower amend, modify or change any of such subordination provisions or any other provisions of such agreements except as permitted thereby.

         5.13 Environmental Liabilities. The Borrower will not, and will not permit any Subsidiary to, violate any Environmental Laws or other requirement of law, rule or regulation regarding Hazardous Materials; and, without limiting the foregoing, the Borrower will not, and will not permit any Subsidiary or any other Person to dispose of any Hazardous Material into or onto, or (except in accordance with applicable law) from, any real property owned, leased or operated by the Borrower or any Subsidiary or in which the Borrower or any Subsidiary holds, directly or indirectly, any legal or beneficial interest or estate, nor allow any lien imposed pursuant to any law, regulation or order relating to Hazardous Materials or the disposal thereof to be imposed or to remain on such real property, except for liens being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained on the books of the Borrower and its Subsidiaries.

         5.14 Fiscal Year. The Borrower will not change their fiscal year end without prior written notice to the Lender.

         5.15 Agreed Upon Accounting Procedures. The Borrower will not change the Agreed Upon Accounting Procedures without the prior written consent of the Lender. The Lender shall receive at least thirty days notice of any proposed changes to the Agreed Upon Accounting Procedures and the reasons therefor.

         5.16 Permitted Acquisitions; Conditions Precedent. The Borrower will not, and will not permit any Subsidiary to, acquire or enter into any agreement requiring either of the Borrower or any Subsidiary to acquire all or substantially all of the assets or stock of any Person without the prior written consent of the Lender. The Borrower acknowledge and agree that the granting or withholding of such consent shall be in the sole discretion of the Lender and shall be conditioned upon, among other things, satisfactory completion of all legal, financial and other due diligence reviews as the Lender shall deem advisable. Each such transaction consented to in writing by the Lender shall be referred to as a "Permitted Acquisition".

                         SECTION 6. DEFAULTS; REMEDIES.

         6.1 Events of Default; Acceleration. If any of the following events (each an "Event of Default") shall occur:

                  (a) The Borrower shall default in the payment of principal of or interest on the Advances or any other fee due hereunder when the same becomes due and payable, whether at maturity or at a date fixed for the payment of any installment or prepayment thereof or by declaration, acceleration or otherwise (a "Payment Default"); or

                  (b) The Borrower shall default in the performance of or compliance with any term contained in Section 4 or Section 5 and, with respect to terms contained in Section 4 or 5, to the extent any default is susceptible of remedy or cure, the Borrower have failed to remedy or cure any such default within twenty days after written notice thereof shall have been given to the Borrower by the Lender, provided further that if such default cannot be remedied or cured, then such default shall be deemed an Event of Default as of the date of its occurrence; or;

                  (c) The Borrower shall default in the performance of or compliance with any term contained herein other than those referred to above in this Section 6 and such default shall not have been remedied within twenty days after written notice thereof shall have been given to the Borrower by the Lender, provided that if such default cannot be remedied or cured, then such default shall be deemed an Event of Default as of the date of its occurrence; or

                  (d) The Borrower, any Subsidiary, shareholder or other Affiliate of the Borrower which is a party to the Security Agreement shall default in the performance of or compliance with any term contained in the Security Agreement or in the performance of or compliance with any term or provision contained in any other Loan Document, the Subscription Agreement and Investment Representation Agreement entered into as of the date hereof (the "Subscription Agreement") or any other written agreement with the Lender, and such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto; or

                  (e) Any representation or warranty made by the Borrower herein (including representations and warranties remade by the Borrower by submission of a borrowing request) or by the Borrower or any other party to the Security Agreement or any other Loan Document therein or pursuant hereto or thereto shall prove to have been false or incorrect in any material respect when made; or

                  (f)  The  Borrower  or any  Subsidiary  shall  default  in any payment due on any Indebtedness in respect of any Subordinated Debt, or any other borrowed money where the aggregate exceeds $50,000 or any lesser aggregate balance where such failure to pay could result in a Material Adverse Effect, or any Capital Lease or the deferred purchase price of property with a principal balance, lease balance or purchase price (as the case may be) in excess of $50,000 outstanding as of the date of such default, and such default shall continue for more than the period of grace, if any, applicable thereto, or in the performance of or compliance with any term of any evidence of such Indebtedness or of any mortgage, indenture or other agreement relating thereto,and any such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto; or

                  (g) Either of the Borrower or any Subsidiary shall cease to be solvent or shall discontinue their businesses or either of the Borrower or any Subsidiary shall make an assignment for the benefit of creditors, or shall fail generally to pay their debts as such debts become due, or shall apply for or consent to the appointment of or taking possession by a trustee, receiver or liquidator (or other similar official) of the Borrower or such Subsidiary or any substantial part of the property of the Borrower or such Subsidiary, or shall commence a case or have an order for relief entered against it under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or if the Borrower or any Subsidiary shall take any action to dissolve or liquidate the Borrower or any Subsidiary; or

                  (h) An involuntary proceeding shall be commenced against either of the Borrower or any Subsidiary under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or a decree shall be entered appointing a trustee, receiver or liquidator (or other similar official) of either of the Borrower or any Subsidiary or any substantial part of the property of either of the Borrower or any such Subsidiary; or

                  (i) A final judgment which, with other outstanding final judgments against either of the Borrower and/or its Subsidiaries, exceeds insurance coverage, if any, acknowledged in writing by the insurer, by an aggregate of $50,000 shall be rendered against either Borrower or any Subsidiary and if, within the earlier of 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 30 days after the expiration of any such stay, such judgment shall not have been discharged, or if any such judgment shall not be discharged forthwith upon the commencement of proceedings to foreclose any lien, attachment or charge which may attach as security therefor and before any of the property or assets of either Borrower or any Subsidiary shall have been seized in satisfaction thereof; or

                  (j) If the Borrower shall use the proceeds of any Advance hereunder for any purpose other than as described in Schedule 6.1; or

                  (k) If either of the Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business which event could have a Material Adverse Effect and such order is not stayed or revoked within five days; or

                  (l) This Agreement, any Note or the Security Agreement or any other Loan Document shall be canceled, terminated, revoked, rescinded or declared invalid or unenforceable in whole or in any material respect, otherwise than pursuant to its terms by virtue of the expiration of its term or otherwise than in accordance with the express prior written agreement, consent or approval of the Lender, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind this Agreement, any Note or the Security Agreement or any other Loan Document shall be commenced by or on behalf of the Borrower or any other Person bound thereby or party thereto or by any governmental or regulatory authority or agency of competent jurisdiction; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that the Security Agreement or any other Loan Document or any one or more of the material obligations of the Borrower under the Security Agreement or any other Loan Document are illegal, invalid or unenforceable in accordance with the terms thereof; or

                  (m) Any License is lost, terminated, suspended, revoked or amended and such loss, termination, suspension, revocation or amendment could have a Material Adverse Effect; or

                  (n) Lender shall have determined that (i) Borrower is or will be unable to meet its commitments under this Agreement or under any other Loan Document or any other material agreement of the Borrower, or (ii) a material adverse change shall have occurred in the business, operations, prospects, properties or condition (financial or otherwise) of Borrower; or

                  (o) Without limiting any provision set forth above, if Borrower shall fail to perform or observe any of their obligations under any of the Loan Documents and such failure continues beyond any applicable grace or cure period and could have a Material Adverse Effect on either of the Borrower or such Subsidiary, or if the validity of this Agreement, any Note or the Security Agreement or any other Loan Document, shall be challenged or disaffirmed by any party hereto or thereto, or shall in any manner cease to be in full force and effect (other than pursuant to its expiration or termination in accordance with its terms); then, and in any such event, and at any time thereafter, either or both of the following actions may be taken: the Lender may by written notice to the Borrower, (i) declare the principal of and accrued interest in respect of the Advances to be forthwith due and payable, whereupon the principal of and accrued interest in respect of the Advances shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default arising by reason of the occurrence of any event described in subsections 6.1(g) or 6.1(h), both such actions shall be deemed to have been automatically taken by the Lender and all obligations of the Borrower to the Lender shall forthwith automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower. Without limiting any provision of this Agreement or the Security Agreement or any other Loan Document, a Default or Event of Default hereunder shall also constitute a Default or Event of Default under the Security Agreement.

         6.2 Remedies on Default, etc. In case any one or more Events of Default shall occur and be continuing, the Lender may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or the Security Agreement (including but not limited to the provisions of the Security Agreement concerning the appointment of a receiver for the

Borrower and their assets) or any other Loan Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of any principal of or interest on the Advances, or in the payment of any fee due hereunder or under any other Loan Document, the Borrower will pay to the Lender such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise prejudice the rights of the Lender. No right conferred hereby or by any Note or the Security Agreement or other Loan Document upon the Lender shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

             SECTION 7. DEFINITIONS; CERTAIN RULES OF CONSTRUCTION.

         Certain capitalized terms are used in this Agreement and in the other Loan Documents with the specific meanings defined below in this Section 8. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (i) the capitalized term "Section" refers to Section of this Agreement; (ii) the capitalized term "Exhibit" refers to exhibits to this Agreement; (iii) the term "subsection" includes particular Sections included in subsections thereof; (iv) the word "including" shall be construed as "including without limitation"; (v) accounting terms not otherwise defined herein have the meanings provided under GAAP; (vi) terms defined in the UCC and not otherwise defined herein have the meaning provided under the UCC; (vii) references to particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect; and (viii) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Loan Documents.

         Additional Advances: shall have the meaning set forth in subsection 1.2(b).

         Advance:  shall have the meaning set forth in subsection 1.1.

         Affiliate: shall mean, as applied to any Person, a spouse or relative of such Person, any member, director or officer of such Person, any corporation, association, firm or other entity of which such Person is a member, director or officer, and any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

         Affiliated Company: shall  have  the  meaning  specified  in subsection
2.13.

         Agreed Upon Accounting Procedures: shall mean the accounting principles or practices followed by the Borrower, and the methods of application of those principles or practices, in connection with the Borrower's audited financial statements for the fiscal year ended December 31, 1998.

         Business Day: any day excluding Saturday and Sunday and excluding any other day which shall be in New York, New York,a legal holiday or a day on which banking institutions are authorized by law to close.

         Borrower: shall have the meaning specified at the beginning of this Agreement.

         Capital  Expenditure:  shall mean as of any date of determination means
(i) the aggregate amount of payments made by the Borrower and its Subsidiaries for the lease, purchase construction or use of any property, the value or cost of which, under GAAP, would appear on the Borrower's balance sheet in the category of property, plant or equipment or intangible assets, less (ii) capitalized transaction costs related to this Loan Agreement.

         Capital Lease: shall mean any lease of property (real, personal or mixed) which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

         Cash Equivalents: shall mean (i) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of nine months or less and issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group or issued by the Lender;
(ii) corporate obligations having a maturity of nine months or less and rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group or issued by the Lender; (iii) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof, (A) which has a remaining maturity at the time of purchase of not more than one year or which is subject to a repurchase agreement with the Lender (or any other financial institution referred to in clause (a) above) exercisable within one year from the time of purchase and (B) which, in the case of obligations of any state or municipality, is rated Aa or better by Moody's Investors Services, Inc. or AA or better by Standard & Poor's Ratings Group; and
(d) any mutual fund or other pooled investment vehicle rated AA or better by Moody's Investors Service, Inc. or AA or better by Standard & Poor's Ratings Group which invests principally in obligations described above.

         Code:  shall have the meaning specified in subsection 2.13.

         Collateral:  shall have the meaning specified in subsection 2.1.

         Commitment Fee:  shall have the meaning specified in subsection 1.5.

         Compliance Certificate: shall have the meaning specified in subsection 1.2(c).

         Consents:  shall have the meaning specified in subsection 2.12.

         Default: shall mean any event or condition which, with the giving of notice or the expiration of any applicable grace period, or both, would constitute an Event of Default.

         Environmental Laws: collectively, shall mean the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act and any other federal, state or local statute, regulation, ordinance, order or decree relating to the environment, as now or hereafter in effect.

         ERISA:  shall have the meaning specified in subsection 2.13.

         Event of Default:  shall have the meaning specified in Section 6.

         GAAP: shall mean generally accepted accounting principles,consistently applied.

         Hazardous Material: shall mean (a) any asbestos or insulation or other material composed of or containing asbestos and (b) any petroleum product and any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

         Indebtedness: shall mean as applied to any Person, (a) all items (except items of capital or surplus or of retained earnings) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date of which Indebtedness is to be determined, including without limitation Subordinated Debt and any Capital Lease; (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed; and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contributions or otherwise) or otherwise to become directly or indirectly liable.

         Initial Advance: shall have the meaning specified in subsection 1.2(a).

         Intellectual Property shall mean collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, rights to file for patent applications (including but not limited to continuations, continuations-in-part, divisionals and reissues), trademarks, logos, service marks, trade names and service names (in each case whether or not registered) and applications for and the right to file applications for registration thereof, Internet domain name or application for an Internet domain name, Internet and World Wide Web URLs or addresses, copyrights (whether or not registered) and applications for and the right to file applications for registration thereof, moral rights, mask work rights, mask work registrations and applications therefor, franchises, licenses, inventions, trade secrets, trade dress, know-how, customer lists, supplier lists, proprietary processes and formulae, software source code and object code, algorithms, net lists, architectures, structures, screen displays, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format), publicity and privacy rights and any other intellectual property rights arising under the laws of the United States of America, any State thereof, or any country or province, and all documentation and media (in whatever form) constituting, describing or relating to the foregoing, including, without limitation, manuals, programmers' notes, memoranda and records.

         Lender: shall have the meaning specified at the beginning of this Agreement.

         Licenses:  shall have the meaning specified in subsection 1.2(a).

         Loan Documents: shall mean collectively, this Agreement, any Note issued pursuant hereto, the Security Agreement, the Warrant, the Subscription
Agreement and any and all financing statements, agreements, instruments and certificates now or hereafter related thereto or executed in connection therewith, all as amended from time to time.

         Material Adverse Effect: shall mean any event, matter or condition which could have a material adverse effect on (a) the financial performance or condition, assets, operations or financial or other condition of either of the Borrower and/or either of the Borrower and any Subsidiaries taken as a whole;
(b) the Borrower's ability to pay and perform all of the Advances and other material obligations owing by it to the Lender in accordance with the terms thereof; and/or (c) the Collateral (or any portion thereof) or the security interests of the Lender in the Collateral (or any portion thereof), or the priority of such security interests.

         Maturity Date:  shall have the meaning specified in subsection 1.6.

         Note or Notes:  shall have the meanings specified in subsection 1.3.

         Obligations: shall mean the sums evidenced by any Note and any and all other liabilities, loans, advances, sums due or to become due and all Indebtedness of Borrower to Lender of every kind, nature and description (whether or not evidenced by any note or other instrument), direct or indirect, absolute or contingent, primary or secondary, joint or several, secured or unsecured, due or to become due, now existing or hereafter arising, regardless of how they arise or were acquired, any liability of Borrower to Lender including but not limited to all interest, fees, charges, expenses and attorneys' fees, paid or incurred by Lender at any time in connection with the commitment for, preparation, execution, delivery, amendment, review, perfection, administration and/or enforcement of any of the Loan Documents and any and all obligations of Borrower to the Lender pursuant to the Loan Documents.

         Payment Default: shall have the meaning specified in subsection 6.1(a).

         PBGC:  shall have the meaning specified in subsection 2.13.

         Permitted Lien:  shall have the meaning specified in subsection 5.2.

         Person: a corporation, an association, a partnership, a limited liability company, an owner, grantor or master trust, a joint venture, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         Projections:  the meaning specified in subsection 2.4(d).

         Registration Statement:  the meaning specified in  subsection 2.25.

         Restricted Payment:  the meaning specified in  subsection 5.5.

         SEC: the Securities and Exchange Commission or any governmental authority succeeding to any of its functions.

         Subordinated Debt: shall mean any debt other than Senior Debt that has been approved in writing by the Lender and which is subordinated to the Senior Debt on terms and conditions acceptable to the Lender.

         Subsidiary: any corporation of which more than 50% of the outstanding Voting Stock (other than director's qualifying shares) is at the time owned or controlled by the Borrower or by one or more Subsidiaries or by the Borrower and one or more Subsidiaries.

         UCC: the Uniform Commercial Code, as from time to time in effect in the State of New York or any other applicable jurisdiction.

         Voting Stock: stock having ordinary voting power to elect a majority of the board of directors of the corporation in question, irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have which by its terms permits accrued voting power by reason of the happening of any contingency.

                              SECTION 8. SETOFFS.

         If the Borrower becomes insolvent, howsoever evidenced, or any Default or Event of Default occurs and is continuing, any Indebtedness from the Lender to the Borrower or any Subsidiary may, without regard to the value or adequacy of the Collateral, be offset and applied toward the payment of any Indebtedness from the Borrower to the Lender, whether or not such Indebtedness, or any part thereof shall then be due. The Borrower has no rights of set-off hereunder or under any of the other Loan Documents, and therefore, no amounts owing from the Borrower hereunder or under any other Loan Document, or otherwise, may be applied against any amounts owed by the Lender hereunder or under any other Loan Document, if any.

                      SECTION 9. EXPENSES; INDEMNIFICATION.

                  (a) Whether or not the transactions contemplated hereby shall be consummated, the Borrower agree (i) to pay all reasonable expenses, including reasonable fees and disbursements of counsel for the Lender and reasonable expenses incurred with respect to Lender's due diligence, which the Lender have incurred or may hereafter incur in connection with the preparation of this Agreement and all other Loan Documents (including any amendment, consent or waiver hereof and/or thereof) and the transactions contemplated hereby or the protection, preservation and/or enforcement of the rights of the Lender hereunder or under any Note or the Security Agreement or in the event of a Default hereunder or thereunder (including without limitation amounts incurred with respect to any so-called "workout" of the Advances) and (ii) to pay all taxes (other than the Lender' income taxes) and fees (including interest and penalties), including without limitation all recording and filing fees, transfer and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Agreement, the Security Agreement, any Note, and all other documents related hereto and thereto (including any amendment, consent or waiver hereafter requested by the Borrower hereunder or thereunder) and to indemnify the Lender and hold the Lender harmless against any loss or liability resulting from non-payment or delay in payment of any such tax.

                  (b) The Borrower hereby agree to indemnify the Lender, and their directors, officers, employees, agents, attorneys and each other Person, if any, who controls the Lender, and will hold the Lender and such other Persons harmless from and against any and all claims, damages, losses, liabilities, judgments and expenses (including without limitation all reasonable fees and expenses of counsel and all expenses of litigation or preparation therefor) which the Lender or such other Persons may incur or which may be asserted against the Lender or such other Persons in connection with or arising out of any investigation, litigation or proceeding involving the Borrower or any shareholder or any Affiliate of the Borrower or any such shareholder (including compliance with or contesting of any subpoenas or other process issued against the Lender, or any director, officer or employee of the Lender, or any Person, if any, who controls the Lender in any proceeding involving the Borrower or any shareholder or any Affiliate of the Borrower or any such shareholder), whether or not the Lender are party thereto, other than claims, damages, losses, liabilities or judgments with respect to any matter as to which the Lender or such other Person seeking indemnity shall have been finally adjudicated not to have acted in good faith or to have been grossly negligent in their actions or inactions. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the Borrower hereunder, notify the Borrower in writing of the commencement thereof.

                  (c) The Borrower acknowledge and agree that their agreements and obligations under this Section 9 shall survive the termination of this Agreement and repayment in full of the Advances. The Lender shall be entitled to retain Collateral or require substitution therefor to the extent required to reasonably assure the Lender of satisfaction of the Borrower's obligations under this Section 9 and any Collateral not so required or, if sufficient cash collateral is substituted, then all of the Collateral, shall be released to the Borrower.

                    SECTION 10. AMENDMENTS AND WAIVERS, ETC.

                  (a) Any term of this Agreement, the Security Agreement, any Note or the other Loan Documents may be amended and the observance of any term of this Agreement or of the Security Documents or any Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Borrower and the Lender. Once a Default or Event of Default has occurred, such Default or Event of Default shall be deemed to exist and be continuing for all purposes of this Agreement and the other Loan Documents until the Lender shall have waived such Default or Event of Default in writing, stated in writing that the same has been remedied or cured to the Lender's reasonable satisfaction or entered into an Amendment to this Agreement which by its express terms cures or waives such Default or Event of Default, at which time such Default or Event of Default shall no longer be deemed to exist or to have continued.

                  (b) The failure of the Lender to insist upon the strict performance of any term, condition or other provision of this Agreement or the Security Agreement or any Note or any other Loan Document or to exercise any right or remedy hereunder or thereunder shall not constitute a waiver by the Lender of any such term, condition or other provision or Default or Event of Default in connection therewith; and any waiver of any such term, condition or other provision or of any such Default or Event of Default shall not affect or alter this Agreement or the Security Agreement or any Note or any other Loan Document, and each and every term, condition and other provision of this Agreement, the Security Agreement and any Note or any other Loan Document shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith.

                    SECTION 11. ASSIGNMENT AND PARTICIPATION.

         11.1 Assignment by Lender Except as provided herein, Lender may assign all or a portion of its interests, rights and obligations under this Agreement and any Note held by it; provide, however, notwithstanding the foregoing, Lender shall not assign its rights or obligations under this Agreement, without the written consent of the Borrower, to any member or affiliate of the National Association of Securities Dealers, Inc. Upon such assignment, (x) the assignee thereunder shall be a party hereto and have the rights and obligations of a lender hereunder, and (y) the Lender shall be released from its obligations under this Agreement.

         11.2 New Notes. Upon an assignment of by Lender pursuant to this Section, the Borrower shall execute and deliver to the new lender, in exchange for each surrendered Note, a new Note to the order of such new lender in an amount equal to the amount assumed by such new lender pursuant to such assignment and, if Lender has retained some portion of its obligations hereunder, a new Note to the order of Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. Within seven Business Days of issuance of any new Notes pursuant to this subsection, if so requested by Lender, the Borrower shall deliver an opinion of counsel, addressed to Lender, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, substantially in the same form as the corresponding portion of the legal opinion delivered on the date hereof. The surrendered Notes shall be canceled and returned to the Borrower. The Borrower shall be reimbursed for reasonable expenses incurred in connection with obtaining such opinion of counsel.

         11.3 Participation. Lender may sell participations to one or more banks or other entities in all or a portion of Lender's rights and obligations under this Agreement and the other Loan Documents.

         11.4 Miscellaneous Assignment Provisions. Lender shall retain its rights to be indemnified pursuant to Section 9 with respect to any claims or actions arising prior to the date of such assignment. If any new lender is not incorporated under the laws of the United States of

America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower certification as to its exemption from deduction or withholding of any United States federal income taxes.

                SECTION 12. JURISDICTION; WAIVER OF JURY TRIAL.

         THE BORROWERS, TO THE EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY CONSENT TO SERVICE OF PROCESS, AND TO BE SUED, IN THE STATE OF NEW YORK AND CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF THEIR OBLIGATIONS HEREUNDER OR UNDER THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY SUCH COURTS. THE BORROWER FURTHER AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO IT AT ITS ADDRESS PROVIDED IN SUBSECTION 13.1 OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF NEW YORK. THE BORROWERS IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED IN RESPECT OF THIS AGREEMENT, THE NOTES, THE SECURITY AGREEMENT, OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH. The Borrower hereby certify that neither the Lender nor any of its representatives, agents or counsel have represented, expressly or otherwise, that the Lender would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. The Borrower acknowledge that the Lender have been induced to enter into this Agreement by, among other things, this waiver. The Borrower acknowledge that they have read the provisions of this Agreement and in particular this paragraph; have consulted legal counsel; understand the rights they are granting in this Agreement and are waiving under this Section in particular; and make the above waiver knowingly, voluntarily and intentionally.

                           SECTION 13. MISCELLANEOUS.

         13.1 Notices, etc. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered both by regular United States mail (first class postage prepaid) and certified or registered mail (first class postage prepaid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by United States mail (first class postage prepaid) or guaranteed overnight delivery, to the following addresses and facsimile numbers (or to such other addresses or facsimile numbers which such party shall designate in writing to the other party):



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

         If to the Lender:                    The Elite Funding Group, Inc.
                                              P.O. Box 403303

                                              Miami Beach, Florida 33140
                                              Facsimile: (305) 673-6575
                                              Attn: President

           with copy to:                      Greenberg Traurig, P.A.
                                              1221 Brickell Avenue
                                              Miami, Florida 33131
                                              Facsimile: (305) 579-0783
                                              Attn: Phillip J. Kushner, Esq.

         If to the Company:                   Urban Cool Network, Inc.
                                              1401 Elm Street
                                              Dallas, Texas  75202
                                              Facsimile: (214) 752-5801
                                              Attn:  Jacob R. Miles, III,
                                                Chief Executive Officer

           with copy to:                      Silverman, Collura & Chernis, P.C.
                                              381 Park Avenue South
                                              New York, New York 10016
                                              Facsimile: (212) 779-8858
                                              Attn: Martin C. Licht, Esq.

         13.2 Calculations, etc. Calculations hereunder shall be made and financial data required hereby shall be prepared, both as to classification of items and as to amounts, in accordance with GAAP and practices which principles and practices shall be consistently applied and in conformity with those used in the preparation of the financial statements referred to herein.

         13.3 Governmental Approval. The Borrower agree to take any action which the Lender may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Lender by this Agreement and the Security Documents, including specifically, at the Borrower's own cost and expense, the use of their best efforts to assist in obtaining approval of any applicable governmental or regulatory authority or court for any action or transaction contemplated by this Agreement or the Security Documents which is then required by law.

         13.4 Survival of Agreements, etc. This Agreement shall inure to the benefit of the Lender and their successors and assigns including any subsequent holder or holders of the Notes, and the terms "Lender" shall include any such subsequent holder. In the event of a sale or assignment by the Lender of all or any part of the Advances or any of the Secured Obligations (as defined in the Security Documents) held by it, the Lender may assign or transfer its rights and interests under this Agreement, the Notes and any one or more of the Security Documents in whole or in part to the purchaser or purchasers thereof, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of the Lender hereunder and thereunder, and the Lender shall thereafter be forever released and fully discharged from any liability or responsibility hereunder or thereunder accruing or arising after the effective date of the assignment with respect to the rights and interests so assigned. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Advances hereunder. Notwithstanding the generality of the foregoing, the agreements in
Section 1.10 shall survive the execution and delivery of this Agreement and shall survive the termination of this Agreement for the applicable period as specified therein.

         13.5 Counterparts, etc. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

         13.6 Entire Agreement, etc. This Agreement constitutes the entire contract between the parties hereto and shall supersede and take the place of any other instrument purporting to be an agreement of the parties hereto relating to the transactions contemplated hereby. This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom any waiver, change, modification or discharge is sought.

         13.7 Governing Law, etc.; Construction.

                  (a) This Agreement and the Notes, including the validity hereof and thereof and the rights and obligations of the parties hereunder and thereunder, shall be construed in accordance with and governed by the internal laws of the State of New York (without reference to conflicts of laws principles) and is intended to take effect as a sealed instrument. Except as prohibited by law which cannot be waived, the Borrower hereby waive any right that they may have to claim or recover in any litigation involving the Lender any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The provisions of this Agreement are severable; the unenforceability of any provision of this Agreement shall not affect the validity, binding effect and enforceability of any other provision or provisions of this Agreement.

                  (b) Any reference to this Agreement, the Notes, the Security Agreement and the other Loan Documents contained herein or in any other Loan Document shall (unless otherwise expressly indicated) be deemed to refer to such writing as the same may be amended, extended and/or restated from time to time in accordance with the terms thereof. The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular Section or paragraph of this Agreement. In the event of any conflict between the provisions of this Agreement (on the one hand) and the provisions of any of the other Loan Documents (on the other hand), the provisions of this Agreement shall prevail.

                  (c) This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the date first above written.

                           URBAN COOL NETWORK, INC.

                           By: /s/ Jacob R. Miles, III
                               ---------------------------
                               Jacob R. Miles, III
                               Chief Executive Officer

                           THE ELITE FUNDING GROUP, INC.

                           By: /s/ Robert Herskowitz
                               -------------------------

                           Name: Robert Herskowitz
                           Title:

* Schedules intentionally omitted.

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